Exhibit 10.41
PROMISSORY NOTE
(Term Note)

$10,000,000.00	August 25, 2006
     FOR VALUE RECEIVED, BIOPORT CORPORATION, a Michigan corporation (the “Borrower”) promises to pay to the order of HSBC REALTY CREDIT CORPORATION (USA), a Delaware corporation (hereinafter referred to as the “Bank”) at its office at 1130 Connecticut Avenue, N.W., 12th Floor, Washington, D. C. 20036, or at such other place as the Bank may from time to time direct, the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), with interest computed daily on the unpaid principal balance at the Interest Rate (as such term is hereinafter defined), and payable according to the repayment terms set forth herein (the “Loan”). The Loan is made pursuant to a Loan Agreement of even date herewith (the “Loan Agreement”) among the Borrower, the Bank and Emergent BioSolutions Inc. (the “Guarantor”). The Loan is guaranteed by a Guaranty of even date herewith from the Guarantor to the Bank (the “Guaranty”). The Loan is secured by, among other things, a Mortgage of even date herewith from the Borrower to the Bank (the “Mortgage”) and a Security Agreement of even date herewith from the Borrower to the Bank (the “Security Agreement”). This Note, the Loan Agreement, the Guaranty, the Mortgage, the Security Agreement and any other documents entered into in connection with the Loan are referred to as the “Loan Documents”).
      Interest Rate and Payment Terms
     This Note shall bear interest at a rate per annum (the “Interest Rate”) equal to LIBOR plus three and 75/100 percent (3.75%). “LIBOR” means the daily fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the 3-month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in the Bank’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs (the “Index”). If for any reason such rate is not available, the term “LIBOR” shall mean the fluctuating rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the 3-month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding day, as adjusted from time to time in the Bank’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. Any change in the rate will take effect on the date of such change in the Index as indicated on Telerate Page 3750. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.
     This Note shall be payable on the 1st day of each month in monthly installments of accrued interest only for the first six months from the date hereof beginning October 1, 2006. Thereafter this Note shall be payable on the 1st day of each month in monthly installments of principal in the amount of $83,334 (calculated using a 10 year amortization) plus accrued interest. All accrued interest and outstanding principal shall be due and payable in a final balloon payment on August 25, 2011 (the “Maturity Date”).
     Upon the Borrower’s request, to be made no sooner than 90 days prior to the Maturity Date, and provided no Event of Default shall exist under the Loan Documents, the Bank in its sole discretion may agree to extend the Maturity Date for five (5) additional years until August 25, 2016 (the “Extension Term”) upon the payment to the Bank of an extension fee in the amount of 100 basis points. During the Extension Term, this Note shall continue to be payable on the 1st day of each month in monthly installments of principal in the amount of $83,334, plus accrued interest. If the Maturity Date is extended as provided herein, all accrued interest and outstanding principal on this Note shall be due and payable on August 25, 2016.
     The Interest Rate on this Note: (a) will not exceed applicable legal limits, and in the event a payment is made by the Borrower or received by the Bank in excess of the applicable legal limits, such excess payment shall be credited as a payment of principal; and (b) shall be computed on the basis of 360-day year and charged for the actual number of days elapsed in each interest calculation period.
     In the event that the Bank shall determine that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for determining LIBOR, or Eurodollar deposits in the relevant amount and for the relevant maturity are not available to the Bank in the interbank Eurodollar market, the Bank shall give the Borrower prompt notice of such determination. If such notice is given, and until such notice is withdrawn, the Interest Rate on this Note shall be a rate per annum equal to the Prime Rate plus 0.25%. “Prime Rate” means the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. If, after the date of this Note, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain any LIBOR loan, the Interest Rate on this Note shall be a rate per annum equal to the Prime Rate plus 0.25%, for so long as such illegality exists.
     Prepayment
     Upon five (5) business days’ written notice from the Borrower to the Bank, the Borrower may prepay, without penalty or premium (except as described below), the outstanding principal balance of this Note, in whole or in part, subject to the following terms and conditions:
     (a) any prepayment must be made on an interest payment date or scheduled principal and interest payment date;
     (b) must include payment of all interest accrued and unpaid on the amount so prepaid as of the date of such prepayment;

     (c) partial prepayment shall not postpone the due date of any subsequent payment, nor shall it change the amount of any monthly payment otherwise required to be made under this Note, unless the Bank otherwise agrees in writing and in advance of receipt of such partial prepayment; and
     (d) if the Interest Rate at the time of prepayment has been converted to a fixed rate pursuant to an ISDA Master Agreement or other interest rate protection agreement or product provided by the Bank to fix the interest rate (“Master Agreement”), the Borrower shall pay any breakage fees, make whole provisions or other costs and expenses related to such Master Agreement.
     Fixing Interest Rate
     At any time, the Borrower may enter into a Master Agreement with the Bank to convert the Interest Rate to a fixed rate for a period of up to, but no longer thank, the final maturity date on this Note, on such terms as may be agreed to be by the Bank and the Borrower.
     Late Charge
     In the event the Borrower fails to make a payment of principal and/or interest in fully collected funds within fifteen (15) days after such payment is due, the Borrower shall pay a late charge to the Bank in an amount equal to five percent (5%) of the overdue installment.
     Default Interest
     Upon an Event of Default (as such term is hereinafter defined) and until such Event of Default is cured or this Note is paid in full, this Note shall bear interest at a rate equal to three percent (3%) per annum above the Interest Rate in effect on the date of such Event of Default.
     Events of Default and Remedies
     Subject to any applicable notice and cure periods contained in the Loan Documents, each of the following shall constitute a default (“Event of Default”) under this Note:
     (a) A failure to make a payment of any sum within ten (10) days of when due under this Note.
     (b) A failure to perform or observe any of the covenants, conditions or terms of this Note or any other Loan Document.
     (c) Upon the occurrence of an Event of Default or failure to pay the balance hereof when otherwise due, and notwithstanding the payment of any late charges: (i) all remaining payments under this Note shall become due and payable together with interest accrued to the date of payment without notice, at the option of the Bank; (ii) the Borrower shall reimburse the Bank for any reasonable expenses, costs and attorneys’ fees which the Bank may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any right under this Note or under any of the Loan Documents; and (iii) the Bank may exercise any or all of the other rights, powers and remedies provided for in any of the Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise.
     Miscellaneous
     The Borrower hereby waives demand, presentment for payment, protest, and notice of dishonor, and agrees that at any time and from time to time and with or without consideration, the Bank may, without notice to or further consent of the Borrower and without in any manner releasing, lessening or affecting the obligations of the Borrower: (a) release, surrender, waive, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to: (i) this Note; and (ii) all or any part of any collateral or security for this Note; or (b) grant any extension or other postponements of the time of payment hereof.
     Each right, power and remedy of the Bank as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all of such other rights, powers or remedies.
     No failure or delay by the Bank to insist upon the strict performance of any term, condition or covenant of this Note, or to exercise any right, power or remedy upon a breach hereof, shall constitute a waiver of any such term, condition or covenant or of any such breach, nor shall it preclude the Bank from exercising any such right, power or remedy at any later time or times, unless such waiver is in writing signed by an authorized representative of the Bank. If the Bank accepts any payment after its due date, this does not constitute a waiver of the Bank’s right to receive timely payment of all other subsequent amounts or to declare a default for the failure to make any other subsequent payment when due.
     Any payment on this Note coming due on a day on which the Bank is not open to conduct full banking business shall be due on the next succeeding business day. Each payment hereunder may be applied to pay interest, principal, late fees or costs as the Bank, in its sole discretion, may determine.
     All notices under this Note shall be given as provided in the Loan Agreement.
     The Borrower authorizes the Bank to disburse funds represented by this Note to the Borrower and agrees that such disbursement shall be deemed to be full and absolute consideration for the undertaking to make payment hereunder. The Borrower hereby authorizes the Bank to disclose to any subsidiary or affiliate of the Bank, to any fiduciary institution or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of the Bank, to disclose to the Bank, the financial record of the Borrower.
     THE BORROWER AND THE BANK HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOAN. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTANDS THE LEGAL EFFECT OF THE PROVISIONS OF THIS PARAGRAPH.
     This Note shall be governed by and construed under and in accordance with the laws of the State of New York (but not including the choice of law rules thereof). The Borrower hereby submits to the non-exclusive jurisdiction of any State of New York court or Federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Note, and hereby waives any objection it may have to the laying of venue of any such action or proceeding in any of said courts and any claim that it may have that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Whenever used herein, the word “Borrower” or “Bank” shall be deemed to include, as appropriate, its/his/her respective heirs, personal representatives, successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or the context may require.
(Signature Page Follows)

     IN WITNESS WHEREOF, the Borrower has duly executed this Note under seal as of the date and year first hereinabove set forth. This instrument may be signed in multiple counterparts.

BIOPORT CORPORATION, a Michigan corporation
By:	/s/ R. Don Elsey		(SEAL)
	Name:	R. Don Elsey
	Title:	Treasurer

CONSENT OF THE GUARANTOR
The undersigned Guarantor hereby consents to the terms of this Note and acknowledges it has guaranteed this Note pursuant to the terms of that certain Guaranty executed by the undersigned of even date herewith.

EMERGENT BIOSOLUTIONS INC., a Delaware corporation
By:	/s/ Fuad El-Hibri		(SEAL)
	Name:	Fuad El-Hibri
	Title:	President & CEO

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